Exhibit 11

                             BNP U.S. FUNDING L.L.C.
                       Computation of net income per share
                      (in thousands, except per share data)


                                                         Nine-month period ended
                                                           September 30, 2001
                                                         -----------------------

Net Income                                                       $ 43,026

Less: Preferred Securities Dividend Requirement.........           19,345
                                                                 --------
Net Income (Loss) Applicable to Common Securities.......         $ 23,681
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Securities:

Weighted Average Number of Common Securities
Outstanding.............................................           53,011
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Net Income (Loss) per Common Security...................         $ 446.72
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